SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U and 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 1


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                76,554
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                24,138
              Class C                11,350
              Class R                 3,018
              Institutional Class     3,010

74V.     1.   Net asset value per share (to nearest cent)
              Class A               $ 28.57
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $ 25.23
              Class C               $ 25.20
              Class R               $ 28.38
              Institutional Class   $ 29.26